Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS SECOND QUARTER 2018 RESULTS AND INCREASES FULL YEAR 2018 GUIDANCE

TEMPE, AZ – August 1, 2018 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported strong financial results for the quarter ended June 30, 2018 compared to the quarter ended June 30, 2017.

•	Diluted earnings per share of $1.44 increased 30% year over year

•	Adjusted diluted earnings per share of $1.45 increased 27% year over year

•	Cash flows provided by operations in the first half of 2018 were $351.0 million compared to cash used in operations of $99.3 million in the first half of 2017

In the second quarter of 2018, consolidated net sales increased 9% and consolidated gross profit increased 5% year over year. These results are primarily driven by continued strong growth in the hardware category as a result of the ongoing device refresh cycle as well as a 22% increase in services sales year over year, which includes professional services as well as cloud and maintenance offerings. Earnings from operations (“EFO”) increased 7% year over year and EFO margin was 4.1%.

The Company also announced that it has acquired Cardinal Solution Group. Inc. (“Cardinal”) effective August 1, 2018. Cardinal is a digital solutions provider based in Cincinnati, Ohio with expertise in mobile applications development, IOT and cloud enabled business intelligence. Cardinal will complement the capabilities the Company has been building within the digital innovation solution area, following the acquisitions of BlueMetal and Ignia in 2015 and 2016, respectively. The Company expects the acquisition to be neutral to earnings from operations for the balance of 2018, including projected intangible amortization.

“We are pleased with our top and bottom line financial results in the second quarter and with our team’s execution in optimizing working capital in the business, which led to Adjusted free cash flow of more than $300 million in the first half of the year,” stated Ken Lamneck, President and Chief Executive Officer. “Our strategy to grow organically while consistently driving operational efficiency across the business allows us to invest for the long term, including strategic acquisitions like Cardinal that will bring scale and reach to our already strong Digital Innovations solution area,” stated Lamneck.

KEY HIGHLIGHTS

•	Consolidated net sales for the second quarter of 2018 increased 9% compared to the second quarter of 2017 to $1.84 billion.

•	Net sales in North America increased 7% year over year to $1.4 billion;

•	Net sales in EMEA increased 17% year over year to $406.3 million; and

•	Net sales in APAC increased 8% year over year to $61.2 million.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales increased 7% year over year, with net sales growth in North America, EMEA and APAC of 7%, 10% and 7%, respectively, year over year.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2018 Results, Page 2	August 1, 2018

•	Consolidated gross profit increased 5% compared to the second quarter of 2017 to $264.4 million, with consolidated gross margin contracting 50 basis points to 14.4% of net sales.

•	Gross profit in North America increased 4% year over year to $190.5 million (13.9% gross margin);

•	Gross profit in EMEA increased 11% year over year to $62.0 million (15.3% gross margin); and

•	Gross profit in APAC decreased 7% year to year to $11.9 million (19.4% gross margin).

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit increased 3% year over year, with gross profit growth in North America and EMEA of 4% each, year over year, and gross profit decreasing in APAC 8%, year to year.

•	Consolidated earnings from operations increased 7% compared to the second quarter of 2017 to $74.4 million, or 4.1% of net sales.

•	Earnings from operations in North America increased 9% year over year to $54.9 million, or 4.0% of net sales;

•	Earnings from operations in EMEA increased 11% year over year to $15.0 million, or 3.7% of net sales; and

•	Earnings from operations in APAC decreased 17% year to year to $4.5 million, or 7.4% of net sales.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations increased 6% year over year, with earnings from operations growth in North America and EMEA of 8% and 6%, respectively, year over year and earnings from operations decreasing in APAC 17% year to year.

•	Adjusted consolidated earnings from operations increased 6% year over year to $74.9 million, or 4.1% of net sales for the second quarter of 2018.

•	Consolidated net earnings and diluted earnings per share for the second quarter of 2018 were $51.5 million and $1.44, respectively, at an effective tax rate of 25.9%.

•	Adjusted consolidated net earnings and Adjusted diluted earnings per share for the second quarter of 2018 were $51.8 million and $1.45, respectively.

•	Adjusted free cash flow generation was $324.5 million in the first six months of 2018, up from a use of cash of $84.1 million in the same period last year.

•	Adjusted return on invested capital was 16.0%, up 40 basis points year over year.

As services have become a larger portion of the Company’s consolidated net sales, beginning with our results of operations for the year ended December 31, 2017, the Company began reporting net sales from the provision of services and the related costs of goods sold separately from net sales of products and the related costs of goods sold. The Company continued this presentation in the three and six months ended June 30, 2018, and expects to continue this presentation in future periods. For comparability purposes, net sales and costs of goods sold for the 2017 periods have been expanded to conform to the current year presentation. These changes in presentation had no effect on previously reported total net sales, total costs of goods sold or gross profit amounts.

In conjunction with these changes in presentation, because fees earned from activities reported net are now considered services revenues, the Company reclassified certain revenue streams for which the Company acts as the agent in the transaction to net sales from services. Previously, the Company included these net revenue streams within its software and, to a lesser extent, hardware sales mix categories based on the type of product being sold (e.g., fees earned for the sale of software maintenance and certain software licenses were included in software sales and fees earned for the sale of certain third-party provided training and warranty services were included in hardware sales when the Company historically disclosed and analyzed its sales mix). For comparability purposes, the Company’s sales mix among its hardware, software and services categories for the three and six months ended June 30, 2017, as presented in the Financial Summary Table in this press release, has been reclassified to conform to the current year presentation. These reclassifications had no effect on previously reported total net sales amounts.

In discussing financial results for the three months ended June 30, 2018 and 2017 in this press release, the Company refers to certain financial measures that are not prepared in accordance with United States generally accepted accounting principles (“GAAP”). When referring to non-GAAP measures, the Company refers to such measures as “Adjusted.” See “Use of Non-GAAP Financial Measures” for additional information. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2018 Results, Page 3	August 1, 2018

In some instances the Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

GUIDANCE

For the full year 2018, the Company expects to deliver sales growth in the high single to low double digit range compared to 2017. The Company is also increasing its Adjusted diluted earnings per share outlook for the full year of 2018 to be between $4.50 and $4.60.

This outlook assumes:

•	an effective tax rate of between 26% and 27% for the balance of 2018;

•	capital expenditures of $15 to $20 million for the full year; and

•	an average share count for the full year of approximately 36.0 million shares.

This outlook does not reflect the repurchase of any additional shares under the Company’s currently authorized share repurchase program, assumes no current year acquisition-related expenses and excludes severance and restructuring expenses incurred during the first half of 2018 and those that may be incurred during the balance of 2018. Due to the inherent difficulty of forecasting these types of expenses, which impact net earnings and diluted earnings per share, the Company is unable to reasonably estimate the related impact of such expenses, if any, to net earnings and diluted earnings per share. Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2018 forecast.

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live web cast today at 9:00 a.m. ET to discuss second quarter 2018 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-877-402-8904 if located in the U.S., 678-809-1029 for international callers, and enter the access code 4892118.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2018 Results, Page 4	August 1, 2018

USE OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures are referred to as “Adjusted.” Adjusted consolidated earnings from operations, Adjusted consolidated net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, (ii) certain acquisition-related expenses, and (iii) the tax effects of each of these items, as applicable. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. Adjusted free cash flow is the Company’s net cash provided or used by operating activities adjusted for (i) purchases of property and equipment and (ii) the net borrowings or repayments on the inventory financing facility. Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, (ii) certain acquisition-related expenses, and (iii) a loss on sale of the Company’s Russia business in the 2017 period.

These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2018 Results, Page 5	August 1, 2018

FINANCIAL SUMMARY TABLE

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	change		2018	2017	change
Insight Enterprises, Inc.
Net sales:
Products	$1,619,774	$1,505,464	8%		$3,201,929	$2,827,433	13%
Services	$217,146	$178,568	22%		$397,894	$334,142	19%

Total net sales	$1,836,920	$1,684,032	9%		$3,599,823	$3,161,575	14%
Gross profit	$264,377	$251,379	5%		$504,382	$459,606	10%
Gross margin	14.4%	14.9%	(50 b	ps)	14.0%	14.5%	(50 b	ps)
Selling and administrative expenses	$189,464	$180,752	5%		$377,644	$358,384	5%
Severance and restructuring expenses	$382	$1,022	(63%)		$2,026	$5,717	(65%)
Acquisition-related expenses	$94	$276	(66%)		$94	$3,223	(97%)
Earnings from operations	$74,437	$69,329	7%		$124,618	$92,282	35%
Net earnings	$51,479	$40,255	28%		$84,224	$54,103	56%
Diluted earnings per share	$1.44	$1.11	30%		$2.34	$1.50	56%
North America
Net sales:
Products	$1,206,413	$1,145,032	5%		$2,370,230	$2,129,878	11%
Services	$163,037	$136,280	20%		$306,618	$262,386	17%

Total net sales	$1,369,450	$1,281,312	7%		$2,676,848	$2,392,264	12%
Gross profit	$190,517	$182,786	4%		$365,888	$341,087	7%
Gross margin	13.9%	14.3%	(40 b	ps)	13.6%	14.3%	(70 b	ps)
Selling and administrative expenses	$135,206	$131,560	3%		$267,846	$262,570	2%
Severance and restructuring expenses	$338	$543	(38%)		$781	$1,647	(53%)
Acquisition-related expenses	$94	$276	(66%)		$94	$3,223	(97%)
Earnings from operations	$54,879	$50,407	9%		$97,167	$73,647	32%
Sales Mix			*	*			*	*
Hardware	66%	63%	12%		66%	63%	17%
Software	22%	26%	(10%)		22%	26%	(3%)
Services	12%	11%	20%		12%	11%	17%

	100%	100%	7%		100%	100%	12%

EMEA
Net sales:
Products	$364,453	$314,108	16%		$736,381	$622,303	18%
Services	$41,827	$31,952	31%		$70,314	$54,112	30%

Total net sales	$406,280	$346,060	17%		$806,695	$676,415	19%
Gross profit	$61,964	$55,733	11%		$117,756	$98,279	20%
Gross margin	15.3%	16.1%	(80 b	ps)	14.6%	14.5%	10 b	ps
Selling and administrative expenses	$46,894	$41,772	12%		$95,177	$81,915	16%
Severance and restructuring expenses	$41	$479	(91%)		$1,115	$4,009	(72%)
Earnings from operations	$15,029	$13,482	11%		$21,464	$12,355	74%
Sales Mix			*	*			*	*
Hardware	42%	36%	38%		44%	39%	36%
Software	48%	55%	2%		47%	53%	5%
Services	10%	9%	31%		9%	8%	30%

	100%	100%	17%		100%	100%	19%

**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2018 Results, Page 6	August 1, 2018

FINANCIAL SUMMARY TABLE (CONTINUED)

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	change		2018	2017	change
APAC
Net sales:
Products	$48,908	$46,325	6%		$95,318	$75,252	27%
Services	$12,282	$10,335	19%		$20,962	$17,644	19%

Total net sales	$61,190	$56,660	8%		$116,280	$92,896	25%
Gross profit	$11,896	$12,860	(7%)		$20,738	$20,240	2%
Gross margin	19.4%	22.7%	(330 b	ps)	17.8%	21.8%	(400 b	ps)
Selling and administrative expenses	$7,364	$7,420	(1%)		$14,621	$13,899	5%
Severance and restructuring expenses	$3	$—	*		$130	$61	113%
Earnings from operations	$4,529	$5,440	(17%)		$5,987	$6,280	(5%)
Sales Mix			*	*			*	*
Hardware	15%	12%	35%		14%	12%	50%
Software	65%	70%	—		68%	69%	23%
Services	20%	18%	19%		18%	19%	19%

	100%	100%	8%		100%	100%	25%

*	Percentage change not considered meaningful.
**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2018 Results, Page 7	August 1, 2018

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expected 2018 financial results, sales growth and Adjusted diluted earnings per share for the full year 2018, and the assumptions relating thereto, as well as the Company’s anticipated effective tax rate, capital expenditures and plans concerning repurchases under the Company’s currently authorized share repurchase program, the Company’s expectations for earnings from operations and amortization of intangibles from the Cardinal acquisition, the Company’s expectations regarding cash flow, and the Company’s expectations for the future presentation of services net sales, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in other of the Company’s subsequent filings with the Securities and Exchange Commission:

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	the Company’s reliance on partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and the requirements year over year;

•	changes in the information technology (“IT”) industry and/or rapid changes in technology;

•	risks associated with the integration and operation of acquired businesses;

•	possible significant fluctuations in the Company’s future operating results;

•	the risks associated with the Company’s international operations;

•	general economic conditions;

•	increased debt and interest expense and decreased availability of funds under the Company’s financing facilities;

•	the security of the Company’s electronic and other confidential information;

•	disruptions in the Company’s IT systems and voice and data networks;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	legal proceedings and the results of client and public sector audits and failure to comply with laws and regulations;

•	accounts receivable risks, including increased credit loss experience or extended payment terms with the Company’s clients;

•	the Company’s reliance on independent shipping companies;

•	the Company’s dependence on certain key personnel;

•	natural disasters or other adverse occurrences;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations; and

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, FINANCE
	TEL. 480.333.3390	TEL. 480.333.3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2018 Results, Page 8	August 1, 2018

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales:
Products	$1,619,774	$1,505,464	$3,201,929	$2,827,433
Services	217,146	178,568	397,894	334,142

Total net sales	1,836,920	1,684,032	3,599,823	3,161,575

Costs of goods sold:
Products	1,488,921	1,372,015	2,927,655	2,573,072
Services	83,622	60,638	167,786	128,897

Total costs of goods sold	1,572,543	1,432,653	3,095,441	2,701,969

Gross profit	264,377	251,379	504,382	459,606
Operating expenses:
Selling and administrative expenses	189,464	180,752	377,644	358,384
Severance and restructuring expenses	382	1,022	2,026	5,717
Acquisition-related expenses	94	276	94	3,223

Earnings from operations	74,437	69,329	124,618	92,282
Non-operating (income) expense:
Interest income	(170)	(205)	(323)	(636)
Interest expense	5,102	4,326	11,117	8,259
Net foreign currency exchange (gain) loss	(275)	251	(520)	631
Other expense, net	324	326	626	641

Earnings before income taxes	69,456	64,631	113,718	83,387
Income tax expense	17,977	24,376	29,494	29,284

Net earnings	$51,479	$40,255	$84,224	$54,103

Net earnings per share:
Basic	$1.45	$1.13	$2.36	$1.52

Diluted	$1.44	$1.11	$2.34	$1.50

Shares used in per share calculations:
Basic	35,483	35,765	35,698	35,684

Diluted	35,815	36,169	36,039	36,177

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2018 Results, Page 9	August 1, 2018

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$248,122	$105,831
Accounts receivable, net	2,161,077	1,814,560
Inventories	174,099	194,529
Inventories not available for sale	4,528	36,956
Other current assets	122,397	152,467

Total current assets	2,710,223	2,304,343
Property and equipment, net	74,694	75,252
Goodwill	130,841	131,431
Intangible assets, net	93,300	100,778
Deferred income taxes	14,936	17,064
Other assets	68,736	56,783

	$3,092,730	$2,685,651

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable—trade	$1,395,934	$899,075
Accounts payable—inventory financing facility	303,702	319,468
Accrued expenses and other current liabilities	199,069	175,860
Current portion of long-term debt	16,924	16,592
Deferred revenue	66,179	88,979

Total current liabilities	1,981,808	1,499,974
Long-term debt	144,888	296,576
Deferred income taxes	588	717
Other liabilities	58,955	44,915

	2,186,239	1,842,182

Stockholders’ equity:
Preferred stock	—	—
Common stock	355	358
Additional paid-in capital	315,619	317,155
Retained earnings	625,212	550,220
Accumulated other comprehensive loss – foreign currency translation adjustments	(34,695)	(24,264)

Total stockholders’ equity	906,491	843,469

	$3,092,730	$2,685,651

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2018 Results, Page 10	August 1, 2018

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net earnings	$84,224	$54,103
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	10,712	12,729
Amortization of intangible assets	7,214	8,433
Provision for losses on accounts receivable	1,336	2,225
Write-downs of inventories	1,396	1,077
Write-off of property and equipment	309	—
Non-cash stock-based compensation	7,047	6,749
Deferred income taxes	2,020	(25)
Changes in assets and liabilities:
Increase in accounts receivable	(283,930)	(230,762)
Decrease (increase) in inventories	18,281	(54,276)
Decrease (increase) in other assets	13,714	(64,875)
Increase in accounts payable	450,471	163,451
Increase in deferred revenue	13,733	4,944
Increase (decrease) in accrued expenses and other liabilities	24,428	(3,039)

Net cash provided by (used in) operating activities	350,955	(99,266)

Cash flows from investing activities:
Purchases of property and equipment	(10,644)	(10,274)
Acquisitions, net of cash and cash equivalents acquired	—	(180,894)

Net cash used in investing activities	(10,644)	(191,168)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	280,184	386,609
Repayments on senior revolving credit facility	(397,684)	(386,609)
Borrowings on accounts receivable securitization financing facility	1,696,500	1,802,889
Repayments on accounts receivable securitization financing facility	(1,721,500)	(1,718,389)
Borrowings under Term Loan A	—	175,000
Repayments under Term Loan A	(6,563)	(4,375)
Repayments under other financing agreements	(1,835)	(3,957)
Payments on capital lease obligations	(580)	(255)
Net (repayments) borrowings under inventory financing facility	(15,766)	25,470
Payment of debt issuance costs	(270)	(1,123)
Payment of payroll taxes on stock-based compensation through shares withheld	(2,925)	(4,548)
Repurchases of common stock	(22,069)	—

Net cash (used in) provided by financing activities	(192,508)	270,712

Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	(5,541)	11,739

Increase (decrease) in cash, cash equivalents and restricted cash	142,262	(7,983)
Cash, cash equivalents and restricted cash at beginning of period	107,445	205,946

Cash, cash equivalents and restricted cash at end of period	$249,707	$197,963

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2018 Results, Page 11	August 1, 2018

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$74,437	$69,329	$124,618	$92,282
Severance and restructuring expenses	382	1,022	2,026	5,717
Acquisition-related expenses	94	276	94	3,223

Adjusted non-GAAP consolidated EFO	$74,913	$70,627	$126,738	$101,222

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$51,479	$40,255	$84,224	$54,103
Severance and restructuring expenses	382	1,022	2,026	5,717
Acquisition-related expenses	94	276	94	3,223
Income taxes on non-GAAP adjustments	(117)	(310)	(408)	(1,597)

Adjusted non-GAAP consolidated net earnings	$51,838	$41,243	$85,936	$61,446

Adjusted Diluted EPS:
GAAP diluted EPS	$1.44	$1.11	$2.34	$1.50
Severance and restructuring expenses	0.01	0.03	0.05	0.16
Acquisition-related expenses	—	0.01	—	0.09
Income taxes on non-GAAP adjustments	—	(0.01)	(0.01)	(0.05)

Adjusted non-GAAP diluted EPS	$1.45	$1.14	$2.38	$1.70

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$54,879	$50,407	$97,167	$73,647
Severance and restructuring expenses	338	543	781	1,647
Acquisition-related expenses	94	276	94	3,223

Adjusted non-GAAP EFO from North America segment	$55,311	$51,226	$98,042	$78,517

Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$15,029	$13,482	$21,464	$12,355
Severance and restructuring expenses	41	479	1,115	4,009

Adjusted non-GAAP EFO from EMEA segment	$15,070	$13,961	$22,579	$16,364

Adjusted APAC Earnings from Operations:
GAAP consolidated EFO	$4,529	$5,440	$5,987	$6,280
Severance and restructuring expenses	3	—	130	61

Adjusted non-GAAP consolidated EFO	$4,532	$5,440	$6,117	$6,341

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2018 Results, Page 12	August 1, 2018

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Six Months Ended June 30,
	2018	2017
Adjusted free cash flow:
Net cash provided by (used in) operating activities	$350,955	$(99,266)
Purchases of property and equipment	(10,644)	(10,274)
Net (repayments) borrowings under inventory financing facility	(15,766)	25,470

Adjusted non-GAAP free cash flow	$324,545	$(84,070)

	Twelve Months Ended June 30,
	2018	2017
Adjusted return on invested capital:
GAAP consolidated EFO	$211,469	$169,359
Severance and restructuring expenses	5,311	8,032
Acquisition-related expenses	200	7,670
Loss on sale of foreign entity	3,120	—

Adjusted non-GAAP consolidated EFO	220,100	185,061
Income tax expense*	61,628	68,473

Adjusted non-GAAP consolidated EFO, net of tax	$158,472	$116,588

Average stockholders’ equity**	$848,730	$723,534
Average debt**	317,536	209,718
Average cash**	(177,077)	(186,443)

Invested Capital	$989,189	$746,809

Adjusted non-GAAP ROIC***	16.02%	15.61%

*	Assumed tax rate of 28% for 2018 and 37% for 2017.
**	Average of previous five quarters.
***	Computed as Adjusted non-GAAP consolidated EFO, net of tax divided by invested capital.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958